UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

IMMUNE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-51290	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 East 29th Street, Suite 940

New York, NY 10016

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 440-9310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Immune Pharmaceuticals Inc. (the “Company”) entered into a definitive research and license agreement (the “License”) with Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. (“Yissum”), dated as of June 25, 2015. The License was entered into pursuant to the parties’ existing binding Memorandum of Understanding, which was disclosed in the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on March 18, 2015.

Under the License, the Company has obtained an exclusive, worldwide license from Yissum, with certain sublicensing rights, to make commercial use of certain of Yissum’s patents and know-how in connection with a topical delivery of AmiKet (the “Technology”), the Company’s neuropathic pain drug candidate ready for a Phase III clinical trial which has received Orphan Drug Designation for Post Herpetic Neuralgia, for the development, manufacturing, marketing, distribution and commercialization of products based on the Technology.

In consideration for the License, the Company shall pay Yissum the following payments throughout the term of the License:

•	An annual maintenance fee of $30,000, commencing on June 25, 2020, which maintenance fee shall increase by 30% each year, up to a maximum annual maintenance fee of $100,000 and may be credited against royalties or milestone payments payable in the same calendar year.

•	Royalties on net sales of products (as such term is defined in the License) by the Company in the amount of up to 3%, subject to certain possible reductions in certain jurisdictions.

•	Milestones payments of up to approximately $4.5 million upon the achievement of certain regulatory, clinical development and commercialization milestone.

In addition, the Company shall reimburse Yissum within 60 days for all of Yissum’s past, documented expenses and costs, if any, relating to the registration and maintenance of the licensed patents. The Company has also certain indemnification obligations under the License and it is obligated to procure and maintain certain comprehensive general liability insurance policies.

Furthermore, the Company will sponsor a research program to be determined by the parties, which program will be conducted by, or under the supervision of, Prof. Simon Benita. The Company will pay Yissum an annual research fee of $400,000, plus VAT and any applicable taxes, commencing on October 1, 2015 (or such other time as mutually agreed between the parties). The results of the research, including any patents or patent applications shall automatically be licensed to the Company.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

On June 29, 2015, the Company issued a press release announcing the entry into the License with Yissum, as described under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Research and License Agreement, dated as of June 25, 2015, by and between Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. and Immune Pharmaceuticals Inc.
99.1	Press release, dated June 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Dated: June 29, 2015	By:	/s/ Daniel G. Teper
		Name:	Daniel G. Teper
		Title:	Chief Executive Officer